Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82422) of CBS Corporation, of our report dated June 23, 2006 relating to the financial statements of the Westinghouse Savings Program, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 23, 2006

E-1